EXHIBIT 10.1

WARRANT RESTRUCTURING AND ADDITIONAL ISSUANCE AGREEMENT

This Warrant Restructuring and Additional Issuance Agreement (this “Agreement”), dated as of May 9, 2019, is made pursuant to that certain Securities Purchase Agreement, dated as of October 5, 2018 (the “Purchase Agreement”), as amended, by and between Innovation Pharmaceuticals Inc. (the “Company”) and the purchasers signatory hereto (the “Purchasers”) for the purchase of shares of the Company’s Series B 5% Convertible Preferred Stock (the “Series B Preferred” and such shares, the “Additional Shares”) and Series 4 preferred stock purchase warrants (the “New Warrants”, and together with the Additional Shares, the “Additional Securities”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Agreement to Exercise Warrants. The Purchasers hold Series 1 Warrants, Series 2 Warrants and/or Series 3 Warrants (collectively, the “Warrants”) to purchase shares of the Series B Preferred. Each Purchaser, severally and not jointly with the other Purchasers, hereby agrees to exercise such Warrants for the amount set forth on such Purchaser’s signature page hereto (for an aggregate of 500 shares of Series B Preferred among the Purchasers). For purposes of such exercise, this Agreement shall be deemed to act as a duly delivered Notice of Exercise and all other provisions of the Warrants and the Certificate of Designation shall apply to the delivery obligations of the Company in connection with such exercise.

2. Amendment to Warrants. The Company and the Purchasers hereby agree to amend the Warrants by (i) with respect to Series 1 Warrants only, by inserting the below provision in replacement of the existing Section 2(e) of such Series 1 Warrants and (ii) with respect to the Series 2 and the Series 3 Warrants only, by inserting the below provision as new Section 2(e) of such Series 2 Warrants and Series 3 Warrants:

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“(e) Forced Exercise. Subject to the provisions of this Section 2(e), if and only if (i) a registration statement shall be effective as to all of the Warrant Shares and the prospectus thereunder available for use by the Company for the sale of all such Warrant Shares to the Holder for the last thirty (30) days, (ii) the Common Stock shall be listed or quoted for trading on the Trading Market for the last thirty (30) days, (iii) there is a sufficient number of authorized shares of Common Stock for issuance of all of the Conversion Shares under the Preferred Stock then outstanding and issuable upon exercise in full of this Warrant and there is no existing Authorized Share Failure for the last thirty (30) days, (iv) there is no Triggering Event or any event that has occurred and, with passage of time or delivery of notice, would result in a Triggering Event for the last thirty (30) days, (v) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (vi) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, (vii) the Holder has not been subject to any restriction or limitation on conversions of shares of Preferred Stock or trading in general from Holder’s prime broker which restricts at all the Holder’s conversions of shares of Preferred Stock then held by the Holder or conversions of any Warrant Shares for the last thirty (30) days, (viii) the average daily trading volume of the Common Stock on the principal Trading Market for the 30 Trading Days immediately prior to a Forced Exercise is not less than $40,000 and (ix) each VWAP for the Common Stock for the 30 Trading Days immediately prior to a Forced Exercise has not, at any time during such period, been less than $0.05, subject to adjustment for reverse and forward stock splits and the like, then the Company shall have the right to require the Holder to exercise a portion of this Warrant equal to up to $400,000 of aggregate Exercise Price into Warrant Shares (a “Forced Exercise”) per calendar month commencing on June 3, 2019 and on the first Trading Day of each month thereafter until the earlier of such time that the aggregate amount of Forced Exercises is $2,000,000 and November 1, 2019 (each such date, the “Forced Exercise Date”), which $400,000 and $2,000,000 respectively, of aggregate Exercise Price shall be allocated pro-rata among the Holders of the Warrants based on such Holder’s original Subscription Amount, provided that, in connection with any Forced Exercise, the Holder shall have the right to exercise Series 1 Warrants, Series 2 Warrants, and/or Series 3 Warrants held by such Holder in such Holder’s sole discretion in the amount of the Forced Exercise; provided, however, that in no event shall a Forced Exercise occur on any date on which there is not an effective registration statement for the issuance of all of the Warrant Shares and the prospectus thereunder available for use by the Company for the sale of all such Warrant Shares to the Holder or on any date on which there is an Authorized Share Failure; provided, further however, that, if the Holder exercises any portion of this Warrant at any time on or prior to a Forced Exercise Date, the Company’s right to require the Holder to exercise a portion of this Warrant shall be reduced, on a $1 for $1 basis (based on aggregate Exercise Price of any exercises on or prior to the Forced Exercise Date), which shall reduce the aggregate Exercise Price subject to the next Forced Exercise hereunder. The Company may exercise its right to require a Forced Exercise under this Section 2(e) by delivering a written notice thereof to all, but not less than all, of the holders of Warrants issued under the Purchase Agreement (such notice, a “Forced Exercise Notice” and the date thereof, a “Forced Exercise Notice Date”) at least ten (10) Trading Days prior to the Forced Exercise Date. For purposes of this Section 2(e), “Forced Exercise Date” shall be deemed to replace the date of delivery of the Notice of Exercise for all purposes hereunder as if the Holder delivered an Exercise Notice to the Company on the Forced Exercise Date. For the avoidance of doubt, if (i) any Authorized Share Failure or any Triggering Event has occurred and is continuing, unless such Triggering Event has been waived in writing by the Holder, the Company shall have no right to effect a Forced Exercise, provided that such Triggering Event shall have no effect upon the Holder’s right to exercise this Warrant in its discretion, and (ii) the Company may deliver a Forced Exercise Notice on the Forced Exercise Notice Date even though certain conditions to the Forced Exercise may only be satisfied on the Forced Exercise Date, provided that the Forced Exercise shall remain contingent upon the satisfaction of such conditions on the Forced Exercise Date. If the Company elects to cause a Forced Exercise of this Warrant pursuant to this Section 2(e), then the Company must simultaneously take the same action in the same proportion with respect to up to $400,000 of aggregate Exercise Price of the Warrants issued under the Purchase Agreement.”

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3. Issuance of Additional Securities. In consideration for the covenants and amendments set forth in Section 1 and 2 of this Agreement, the Company hereby agrees to issue to the Purchasers, for no additional consideration, (a) on the date hereof, New Warrants, in the form of Exhibit A attached hereto, to purchase up to 2,500 shares of Series B Preferred, issued pro rata to the Purchasers based on initial Subscription Amounts under the Purchase Agreement, and (b) on the date hereof, 100 shares of Series B Preferred with the rights and preferences set forth in the Amended Certificate of Designation of the Series B Preferred that has been filed with the Secretary of State of Nevada in the form of Exhibit B attached hereto (the “Amended Certificate of Designation”), issued pro rata to the Purchasers based on the aggregate Exercise Price of the Warrants exercised pursuant to Section 1. The Company shall promptly deliver to the Purchasers the Additional Securities under clauses (a) and (b) herein within 2 Trading Days of the date hereof. In addition, during the period commencing on the date hereof and ending on November 9, 2019, upon each exercise of the New Warrants and/or the Warrants (in any combination thereof) by the Purchasers, the Company shall issue to the exercising Purchaser a number of shares of Series B Preferred equal to one (1) share of Series B Preferred for each five (5) shares of Series B Preferred issued upon such exercise of the New Warrants or the Warrants, as applicable, up to an aggregate of 400 shares of Series B Preferred for the exercise of the New Warrants issued pursuant to clause (a) herein and/or the exercise of the Warrants (in any combination thereof), which shares of Series B Preferred shall be delivered to the respective Purchaser on the Warrant Share Delivery Date (as defined in the New Warrants or the Warrants, as applicable) related to such exercise of the New Warrants and/or the Warrants.

4. Extension of Warrant Termination Dates. The Termination Dates of the Series 1 Warrants shall be extended by six (6) months. Each Purchaser may require the Company to provide such Purchaser with new Series 1 Warrant certificates reflecting the amended terms under this Agreement, in form satisfactory to such Purchaser.

5. Amendment to Purchase Agreement. The Company and the Purchasers hereby agree to amend the definition of “Required Minimum” in Section 1.1 of the Purchase Agreement by inserting at the end of the definition of “Required Minimum” as follows:

“; provided, however, that, for the period of one hundred eighty (180) days following May 9, 2019 only, the Required Minimum shall be fixed at 70 million shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and similar transactions), provided further, however, that, following the expiration of such period, the Required Minimum shall equal the number of shares of Common Stock required hereunder.”

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6. Documents. The rights and obligations of the Purchaser and of the Company with respect to the Additional Securities, the shares of Series B Preferred issuable under the New Warrants (“Additional Warrant Shares”) and the Common Stock issuable under the Additional Shares and the Additional Warrant Shares (the “Additional Underlying Shares”) shall be identical in all respects to the rights and obligations of such Purchaser and of the Company with respect to the Series B Preferred, the Warrants and the Underlying Shares issued and issuable pursuant to the Purchase Agreement. Any rights of a Purchaser or covenants of the Company which are dependent on such Purchaser holding securities of the Company or which are determined in magnitude by such Purchaser’s purchase of securities pursuant to the Purchase Agreement shall be deemed to include any Additional Securities purchased or issuable hereunder. The Purchase Agreement is hereby amended so that the term “Preferred Stock” includes the Additional Shares, “Warrants” includes the New Warrants issued hereunder, “Conversion Shares” includes the Additional Underlying Shares and “Warrant Shares” means the Additional Warrant Shares issuable under the New Warrants.

7. Representations and Warranties of the Company. The Company hereby makes to the Purchaser the following representations and warranties:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(c) Issuance of the Additional Securities. The Additional Securities are duly authorized and, upon the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Additional Underlying Shares and Additional Warrant Shares, when issued in accordance with the terms of the Additional Securities, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Additional Underlying Shares at least equal to the Required Minimum (in addition to share underlying the New Warrants) on the date hereof.

(d) Affirmation of Prior Representations and Warranties. Except as set forth on Schedule 3(d) hereto, the Company hereby represents and warrants to each Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

(e) Availability of Registration Statement for Issuance of Additional Securities. The Registration Statement is currently effective and available for the issuance of the Additional Securities, the Additional Warrant Shares and the Additional Underlying Shares to the Purchasers. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3.

8. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a) Authority. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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9. Company Deliverables. On the date hereof, the Company shall deliver or cause to be delivered to each Purchaser the following:

(a) evidence of the filing and acceptance of the Amended Certificate of Designation from the Secretary of State of Nevada that is reasonably satisfactory to the Purchasers;

(b) a prospectus supplement to the Prospectus for the issuance of the Additional Securities complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company (which may be delivered in accordance with Rule 172 under the Securities Act); and

(c) the legal opinion of Company Counsel, in the form delivered in connection with the closing of the Purchase Agreement, on the issuance of the Additional Securities hereunder; provided, however, that the delivery by the Company of the legal opinion of Company Counsel may occur within two (2) Trading Days following the date hereof.

10. Public Disclosure. On the date hereof, the Company shall disclose the material terms of the transactions contemplated hereby on a Form 8-K, including this Agreement as an exhibit thereto. The Company shall consult with the Purchaser in issuing any other press releases with respect to the transactions contemplated hereby.

11. Expense Reimbursement. The Company shall reimburse the legal fees and expenses of the Purchasers in connection with this Agreement and the transactions contemplated herein in the amount of $10,000, which shall be payable on the date hereof.

12. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Additional Securities or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

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13. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign their rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

16. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

17. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

18. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

19. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser:

INNOVATION PHARMACEUTICALS INC.

By:	/s/ Leo Ehrlich
Name:	Leo Ehrlich
Title:	Chief Executive Officer

Name of Purchaser: _______________________

Signature of Authorized Signatory: ___________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

Warrant Exercise: Series 1 Warrants: $__________; Series 2 Warrants: $_________; and Series 3 Warrants: $___________

Additional Shares: _________________

New Warrant Shares: ________________

[signature page to Warrant Restructuring and Additional Issuance Agreement]

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Form of New Warrant

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Form of Amended Certificate of Designation

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